As filed with the Securities and Exchange Commission on June 4, 2015

Registration No. 333-200911

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 5 to

 FORM S-1

REGISTRATION STATEMENT

Under

The Securities Act of 1933

CODE NAVY

(Name of registrant as specified in its charter)

Wyoming

151511

47-1109428

(State or Jurisdiction of

Primary SIC Code

(IRS Employer

incorporation or organization)

Identification No.)

9891 Irvine Center Drive, Suite 200

Jehu Hand, Esq.

           Irvine, California 92618

34145 Pacific Coast Hwy. #379

                    (307) 622-1635

Dana Point, CA 92629

(949) 489-2400

(Address, including zip code, and telephone number, including area code of Registrant's principal executive offices)

(Name, address, including zip code, and telephone

number, including area code, of agent for service

Approximate date of commencement of proposed sale of the securities to the public:  As soon as practicable after the effective date of this registration statement.

If the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box:  [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer o	Accelerated filer o

Non-accelerated filer o	Smaller reporting company ☒

(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Proposed Maximum

Proposed Maximum

Title of Each Class of

Amount to

Offering Price

Aggregate

Amount of

Securities to be Registered

Be Registered

Per Share(1)

Offering Price

Registration Fee

Common Stock, no par value

      150,000,000

$.01                          $1,500,000

     $      174.30

Total

      150,000,000

$.01                          $1,500,000

     $      174.30(2)

(2)

(1)

Estimated solely for purposes of calculating the registration fee.  The proposed maximum offering price  per share is based upon the expected public offering price of $.01 per share pursuant to Rule 457(a).  The  common stock trades only sporadically and the Registrant makes no representation hereby as to the price at which its common stock shall trade.

(2)  Filing fee of $174.30 paid with initial filing.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The Company may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION

PROSPECTUS

CODE NAVY

150,000,000 Shares of Common Stock

The 150,000,000 shares of common stock of Code Navy, a Wyoming corporation ("Code Navy") are offered by Code Navy on a “no minimum, straight best efforts” basis.  The expenses of the offering, estimated at $20,000, will be paid by Code Navy.  The offering is self-underwritten and will be conducted by Code Navy directly without payment to any broker or finder.  Code Navy is deemed to be a “shell company” as defined under the Securities Act of 1933.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed on the accuracy or adequacy of this prospectus.  Any representation to the contrary is a criminal offense.

Purchase of these securities involves risks.  See "Risk Factors" on page 3.

Initial Offering Price(1)

Sales Commissions

Total to Code Navy

Per share

$.01

(2)

$.01

(1)

The shares in this table include 150,000,000 shares offered by Code Navy.  The Initial Offering Price of $.01 was determined arbitrarily by Code Navy and is not related to book value, earnings or any other objective estimate of value.

(2)

No person has agreed to underwrite or take down any of the securities.  No sales commission can be paid.  The offering is made on a “no minimum, straight best efforts” basis and will terminate on or before [one year after initial effectiveness]. There will not be any escrow of investor’s funds pending the attainment of any minimum offering or other event. There is no minimum amount of securities which may be sold.

Information contained herein is subject to completion or amendment.  A registration statement relating to these securities has been filed with the Securities and Exchange Commission.  These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective.  This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

The date of this prospectus is June ____, 2015.

PROSPECTUS SUMMARY

The following is intended to be a summary of the most important aspects of our business.

Code Navy

Code Navy is currently developing a database of certified offshore (non-US) programmers, in order to locate and refer qualified programmers to US customers. Potential programmers will add their information to our database by logging into our website, www.codenavy.com, and entering their information and credentials. As soon as our database has at least 5,000 programmers (currently we have only a nominal number of programmers), we intend to solicit offshore programming contracts for 20-100 programmers and after obtaining contracts, purchase a mini-cruise ship or other vessel, which would be anchored off the coast of California and outside the 12-mile territorial limit of the United States. The intent is that our future customers will agree to house their offshore programmers aboard the vessel, upon which the programmers will provide their services without the need to obtain HB-1 or other visas to the United States. At the same time, our customers can easily visit their contract personnel and monitor their work progress.

Offshore programming services could include mobile app development, web design and website management, and other customized software programming. We have no customers at this time. Our plan is to enter into contractual arrangements with (primarily) US-based businesses which wish to obtain offshore programming services. There can be no assurance that our efforts to implement our business plan will be successful.

We intend to market our services primarily through 3-5 salaried and commission-based sales representatives to be hired in the Western United States. There can be no assurance that our efforts to implement our business plan will be successful. Our address is 9891 Irvine Center Drive, Suite 200, Irvine, California 92618 and our telephone number is (307) 622-1635.

The Offering

The offering is being made by Code Navy on a “no-minimum, straight best efforts” basis.

Securities Offered:

1,500,000 shares of common stock

Initial Offering Price

$.01 per share.

Offering Period:

Until [12 months from effective date]

  Risk Factors

The securities offered hereby involve a high degree of risk and immediate substantial dilution and should not be purchased by investors who cannot afford the loss of their entire investment.

Common Stock Outstanding Before Offering:

100,190,858 shares

Common Stock Outstanding After Offering:

250,190,858(1) shares

(1)

Based on the sale of all offered shares.

RISK FACTORS

Investors should review the following risk factors which apply specifically to the Company. There are three types of risks to investing in our common stock, the first risk being risks related to the development of our business; the second type of risks related to the structure of the offering; and the final risk being risks related to the unproven business concept.

Risks Related to Development of our Business

1.

Our Business Development Has Only Commenced, so that We May Never Attain Revenues. We have only begun development of our business. Completion of our first milestone, that of developing a database of qualified offshore programmers, is dependent on attracting qualified offshore programmers to join. The second milestone is that we obtain one or more contracts for offshore programming, which is depending on our marketing skills. Finally. we must purchase a mini cruise ship, refit the vessel, and anchor it off the shore of Southern California. All these milestones require time and money, estimated to be at least two years and $1 million.  If all the proceeds of this offering are received and we cannot complete these milestones, we will be required to obtain additional financing and we may not be able to do so on terms that are reasonable to Code Navy and its shareholders, or possibly we may never be able to market our services or obtain revenues,  resulting in a total loss of your investment.

2.

We have no Programming Contracts in Place, so There is No Assurance We Will Attain Revenues.  Even if we develop our website, obtain a base of qualified programmers, obtain programming contracts, and acquire and anchor a suitable vessel, we may not be able to obtain enough programming business in order to meet the vessel’s operating costs and generate a profit. If we do not obtain programming contracts,  Code Navy will not enjoy any sales revenue.  We have not identified any potential customers nor the proposed vessel. .

3.

Our Operations Will be Outside US Territory, But the US Government May Attempt to Assert Sovereignty Resulting in Our Losing the Competitive Advantage of Operating Offshore. The United States government may not respect international law regarding the twelve-mile jurisdiction of its territory and may seek to impose regulatory requirements on the vessel and its operation, such as wage and hour regulations, environmental, immigration, and other laws. Imposition of US law on the vessel will eliminate any price advantage we would otherwise have. Should the United States of America violate international law and impose regulations on our offshore  operations, we will have recourse to US and international courts but resolution of the legal issues would be costly and time consuming.

4.

Potential Competitors With More Financial Resources May Imitate Our Business Plan and Reduce Our Ability to Compete. Our competitive advantage, if any, will be primarily based on the wage and employee benefits differential between the United States and offshore countries such as India.  Although no other company has proposed to enter the area defined by our business plan, we are aware of Blue Seed’s intent to establish an offshore floating habitable area. Blue Seed appears to be backed by significant investors who would have much greater financial and marketing resources than the Company. Further, the success of our business model would likely tempt potential competitors to enter the market.

5.

We Are Newly Organized and Have No Operating History to Indicate We Can Be Successful.We are newly organized and have no operational history by which potential investors can evaluate our future results and likelihood of success.  We have no earnings history so investors have no basis for estimating our future level of sales or profitability or indeed whether we will have s ales or profitability.

6.

Unless We Obtain Programming Contracts and Attain Profitability We Cannot Continue Operations. We have not secured programming contracts and cannot do so until we have obtained a database of programmers and have acquired and refitted the vessel. If we cannot obtain contracts, we will not be able to continue in business. Even if we secure contracts, we may not attain profitability and will be unable to maintain operations unless we are able to obtain additional financing. Such financing may be impossible to find on terms satisfactory to Code Navy.

Risks Related to the Common Stock

7.

Our Common Stock Does Not Trade on Any Established Market and Investors May Never Be Able to Resell Their Shares. There is no significant public trading market for the common stock. Investors may not be able to resell their common stock for a profit, if at all, and thus could lose all or part of their investment. The common stock currently is quoted on an interdealer quotation system known as the “pink sheets” operated by Pink OTC Markets, Inc. (see www.otcmarkets. com). Over the past 12 months, there have not been any material level of trading volume in the common stock. Trading of the common stock has been limited and sporadic, and there is no assurance that the common stock will trade in any material amount. The pink sheets is a privately owned electronic inter-dealer system and does not require that a public company provide significant ongoing financial disclosure about its business. Listing on the pink sheets does not constitute any endorsement or approval of a listed company or its securities, and the Pink OTC Markets, Inc. does not review or monitor an issuer’s activities.   Our common stock will be a “penny stock” (as defined in Exchange Act Rule 3a-51) for the foreseeable future  which means that brokers can only buy or sell the common stock on an unsolicited basis. The penny stock rule and similar regulations will reduce the likelihood that a liquid trading market will arise for the common stock. The common stock may trade at less than the offering price. Because our stock will be a “penny stock” a shareholder may find it more difficult to dispose of, or to obtain accurate quotations as to the price of, Code Navy's common stock.

8.

Because Management is Not Resident in the US, Shareholders May Find It Difficult to Obtain Legal Recourse if They Perceive Management Has Violated US Securities Laws. The officer and director of the Company is not a resident of the United States, but of Ukraine. Any US shareholders who believe that management is liable to the Company or its shareholders for violations of US securities laws may encounter difficulty in serving process on the officer and director, or on enforcing any judgment they obtain against her. Ukraine is a party to the Hague Convention on the Service Abroad of Judicial and Extra Judicial Documents in Civil and Commercial Matters, but the procedures set forth in the Convention may cause delays in service. Shareholders may encounter difficulties in bringing any civil claims against management in the court system in Ukraine. The Ukrainian judicial system is perceived in Ukraine and abroad as weak and subject to corruption. These factors may deter any US shareholder from prosecuting any civil proceeding or enforcing any judgment obtained.

9.

Since the Common Stock is a “Penny Stock,” Trading Will be Subject to Restrictions. In the absence of a security being quoted on NASDAQ, or the Company having $2,000,000 in net tangible assets, trading in the Common Stock is covered by Rule 15c2-6 promulgated under the Securities Exchange Act of 1934 for non-NASDAQ and non-exchange listed securities.  Under such rule, broker/dealers who recommend such securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or an annual income exceeding $200,000 or $300,000 jointly with their spouse) must make a special written suitability determination for the purchaser and receive the purchaser's written agreement to a transaction prior to sale.  Securities are also exempt from this rule if the market price is at least $5.00 per share, or for warrants, if the warrants have an exercise price of at least $5.00 per share.

The Securities Enforcement and Penny Stock Reform Act of 1990 requires additional disclosures related to the market for penny stocks and for trades in any stock defined as a penny stock.  The Commission's regulations under such Act define a penny stock to be any NASDAQ or non-NASDAQ equity security that has a market price or exercise price of less than $5.00 per share and allow for the enforcement against violators of the proposed rules.  In addition, unless exempt, the rules require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule prepared by the Commission explaining important concepts involving the penny stock market, the nature of such market, terms used in such market, the broker/dealer's duties to the customer, a toll-free telephone number for inquiries about the broker/dealer's disciplinary history, and the customer's rights and remedies in case of fraud or abuse in the sale.  Disclosure also must be made about commissions payable to both the broker/dealer and the registered representative, current quotations for the securities, and if the broker/dealer is the sole market-maker, the broker/dealer must disclose this fact and its control over the market.  Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

While many NASDAQ stocks are covered by the proposed definition of penny stock, transactions in NASDAQ stock are exempt from all but the sole market-maker provision for (i) issuers who have $2,000,000 in tangible assets ($5,000,000 if the issuer has not been in continuous operation for three years), (ii) transactions in which the customer is an institutional accredited investor and (iii) transactions that are not recommended by the broker/dealer.  In addition, transactions in a NASDAQ security directly with the NASDAQ market-maker for such securities, are subject only to the sole market-maker disclosure, and the disclosure with regard to commissions to be paid to the broker/dealer and the registered representatives.

10.

Residents of British Columbia Cannot Buy Our Common Stock and This May Impair Our Ability to Raise Funds. The Common Stock of Code Navy is currently subject to a cease-trade order (2010 BCSECOMM 671) applicable to Brand Neue Corp. (its predecessor for purposes of trading the common stock), in the province of British Columbia as a result of prior management’s failure to file reports with the British Columbia Securities Commission in 2010.  Code Navy filed an application to revoke the Cease Trade Order, but its application was rejected on the basis that Code Navy was unable to file three years’ audited financial statements. Code Navy intends to re-apply as soon as it completes three years of operations, in June 2016. Until the Cease Trade Order is lifted, Code Navy may encounter difficulty in raising funds.

11.

Shareholders Holding or Acquiring Restricted Shares of Code Navy Cannot Rely on Rule 144. For purposes of Rule 144(i) of the Securities Act of 1933, Code Navy is considered to be a “shell company” because it ceased to have more than “nominal operations” and assets other than cash or cash equivalents at some time after calendar year 2011.  The result of Code Navy’s classification as a “shell company” is that holders of restricted stock issued while it was a “shell company”(from 2011 until until such time, if any, that Code Navy is able to demonstrate that it is not a "shell company") cannot rely on Rule 144 to remove any restrictive legend on their shares of Code Navy Common Stock (assuming that Code Navy has complied with its filing obligations under Securities Exchange Act Section 13 and that such holders can otherwise comply with Rule 144). As a result, Code Navy may encounter difficulty in raising funds via any unregistered offering of its securities. "Shell companies" are subject to enhanced reporting requirements as well; for example, they are afforded only 4 days to file audited financial statements of acquired companies, versus 75 days for non-shell companies. In addition, while Code Navy is considered to be a “shell company” it may not use Form S-8 to register securities. The inability to use Form S-8 may adversely affect Code Navy’s ability to hire and retain the employees and consultants which it believes that it requires.

12.

We May Not Obtain Sufficient Funds From This Offering to Operate, Leading to a Failure of Our Business Plan. If we do not obtain the maximum offering, we may not be able to purchase a vessel and our operations will be simply to arrange employment of offshore programmers. Even if we sell the maximum offering, we may need more cash for further expansion, such offering might have to be raised in one or more stages or offerings, each with its own terms and dilution to existing shareholders. Such an offering might require the participation of institutional investors, which are more likely to demand more stringent terms for any placement.  Code Navy has not determined the terms for any offering after this one.  Any future offering may be for common stock, or may be for a security with rights superior to that of the common stock. In connection with any offering, Code Navy may be required to add investor’s representatives to the Board of Directors, or may be required to commit to other conditions. If other conditions are not met, existing investors could have their rights or equity ownership substantially diluted.    The terms for any potential follow-on offering might be extremely dilutive to the purchasers in this offering, if the offering price for any follow-on offering is less than the offering price of this offering ($.01 per share). We do not believe that we can commence raising such additional funds until after the close of this offering, nor until we can demonstrate clear progress on the development of a prototype,  and so cannot at this time determine the terms of any follow-on offering or whether it will ever occur.

13.

Since There is No Minimum Offering, Investors have No Assurance We Can Fulfill Our Business Plan. There is no minimum offering and no escrow of proceeds until the minimum offering has been raised, and thus no assurance that any proceeds will be raised nor that all of the proceeds will be obtained which are required to develop a working model of the device, resulting in a loss of your investment. If the entire $1,500,000 is not raised in this offering, Code Navy may attempt to raise the required funds in another offering, but such offering may be at a lower price per share than this offering.

14.

If the Company is Not Successful, Investors Cannot Expect Assets Will be Available to Them in Any Liquidation. Investors are purchasing the common stock at a price of $.01 per share, which is higher than the tangible book value of the common stock prior to the offering of $.0006 per share. Therefore, investors will receive dilution of almost all of the value of their investment on a book value basis, and will receive nothing if Code Navy ceases operations and is liquidated.

15.

Shareholders Will Not Control the Company, and Any Takeover by Shareholders or Third Parties will be Very Difficult. Management, will control nearly half of the common stock if the maximum offering is sold, so investors will likely lack the power to remove the directors or otherwise control Code Navy. This ownership percentage by management will also deter any takeover attempt by third parties not approved by management, even if such takeover might be beneficial to shareholders.

Risks Relating to the Business Itself

16.

We are the First Company Attempting to Carry Out Offshore Programming on a Floating Location, and We May Not Succeed. Our business model is novel and untested, and is not protectable by patent or other proprietary rights. It is entirely possible that we will encounter unforeseen difficulties and expenses, and other market entrants, likely better capitalized, will enter the market we have opened having learned from our experience.

17.

Management Does Not Devote Full Time At Present, Leading to Possible Delays in Executing Our Business Plan. Management is currently employed in other matters and until proceeds of this offering have been received, will devote only  5-10 hours per week to the business of the Company, and therefore may devote only limited efforts to the Company’s developments.  At the close of the offering, management intends to devote full time to the Company’s business.Investors should also understand that Ms. Semenova, while residing in Ukraine, will be supervising a business based in and off the California coast, and will be seeking customers in the Western United States. This will likely require her to relocate to the Western United States at some point.

18.

Liabilities of Culture Medium Holdings Could be Subject of Litigation. Code Navy, incorporated on June 9, 2014, is the result of a holding company reorganization undertaken under Oklahoma law by Culture Medium Holdings Corp., formerly a Nevada corporation. Pursuant to the holding company reorganization, Culture Medium became a wholly-owned subsidiary of Code Navy, which remained as the publicly traded holding company, and all the assets and liabilities, if any, or Culture Medium were retained by it. Since Code Navy no longer owns or controls Culture Medium and has no knowledge of its assets, liabilites or results of operstions, no financial information of Culure Medium has been included in this Prospectus. Code Navy is unaware of any legal theory under which it could be held liabile for any Culture Medium liabilities, and no claims for such liabilities have been asserted. Nevertheless, in the event such claims were asserted by unknown parties, Code Navy could be at risk for defense costs and those unknown liabilities. The dollar amount of such potential liability cannot be estimated and could exceed the net worth of Code Navy, in which case Code Navy would likely seek protection under the Federal Bankruptcy Code and investors would likely lose their investment.

Note: In addition to the above risks, businesses are often subject to risks not foreseen or fully appreciated by management. In reviewing this Prospectus potential investors should keep in mind other possible risks that could be important.

TRADING PRICE OF THE COMMON STOCK

Code Navy’s common stock has been assigned the symbol CLTR. The common stock was originally quoted commencing some time in the latter part of 2008 under the name "Qele Resources" until July 2009, "Brand Neue Corp." until March 2011, and "Culture Medium Holdings Corp." until Feburary 2015. There are one or more market makers who post quotes for the common stock. On February 13, 2015 a 1-for 2000 reverse stock split was effected. However, the Company's internal records reflect the reverse split on March 6, 2014. Trading is sporadic and irregular and there is no regular trading market. The last sale of the common stock was for $8,000 shares  on November 7, 2014 at $.008 per share (total trade value $64), which would be equivalent to $16.00 per share  after giving effect to the reverse stock split. As of March 31, 2015, there were approximately 80 record holders of common stock. The following table provides historical trading information as adjusted for the reverse stock split. Prices do not reflect retail mark-downs and commissions and may not reflect actual transactions. It should be noted that the total value of all reported trades in the common stock since July 1, 2013 is less than $5,000.

Calendar Quarter Ended	High Sales Price	Low Sales Price

March 31, 2015	$-	$-
December 31, 2014	16.00	16.00
September 30, 2014	--	--

June 30, 2014	14.00	14.00
March 31, 2014	--	--
December 31, 2013	--	--
September 30, 2013	12.00	12.00

June 30, 2013	13.00	13.00
March 31, 2013	--	--
December 31, 2012	16.00	16.00
September 30, 2012	--	--

ADDITIONAL INFORMATION

Code Navy has filed a registration statement under the Securities Act with respect to the securities offered hereby with the Commission, 100 F Street, N.E., Washington, D.C.  20549.  This prospectus, which is a part of the registration statement, does not contain all of the information contained in the registration statement and the exhibits and schedules thereto, certain items of which are omitted in accordance with the rules and regulations of the Commission.  For further information with respect to Code Navy and the securities offered, reference is made to the registration statement, including all exhibits and schedules thereto, which may be inspected and copied at the public reference facilities maintained by the Commission at 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates during regular business hours.  You can call the Commission at (202) 551-8090 for further assistance or information.

Code Navy is required to file reports and other information with the Commission.  All of such reports and other information may be inspected and copied at the Commission's public reference facilities described above. The public may obtain information on the operation of the public reference room in Washington, D.C. by calling the Commission at 1-800-SEC-0330. The Commission maintains a web site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission.  The address of such site is http://www.sec.gov.  In addition, Code Navy intends to make available to its shareholders annual reports, including audited financial statements and such other reports as Code Navy may determine.

DILUTION

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets.

As of March 31, 2015, the net tangible book value of our shares of common stock was  $1,545 or approximately $.0001 per share based upon 100,190,858 shares outstanding.

If 10% of the shares are sold:

Upon completion of this offering, in the event 10% of the shares are sold, the net tangible book value of the 115,190,858 shares to be outstanding will be $131,545, or approximately $0.0012 per share. The amount of dilution you will incur will be $0.0088 per share. The net tangible book value of the shares held by our existing shareholders will be increased by $0.0011 per share without any additional investment on their part. You will incur an immediate dilution from $0.01 per share to $0.0012 per share. After completion of this offering, if 15,000,000 shares are sold, you will own approximately 13.0% of the total number of shares then outstanding shares for which you will have made a cash investment of $150,000, or $0.01 per share. Our existing shareholders will own approximately87.0% of the total number of shares then outstanding, for which they have made contributions of cash, of $30,000, or $0.0002 per share.

If 25% of the shares are sold:

Upon completion of this offering, in the event 25% of the shares are sold, the net tangible book value of the 137,690,858 shares to be outstanding will be $ 356,545, or approximately $ 0.0026 per share. The amount of dilution you will incur will be $ 0.0074 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $ 0.0026 per share without any additional investment on their part. You will incur an immediate dilution from $0.01 per share to $ 0.0027 per share. After completion of this offering, if 37,500,000 shares are sold, you will own approximately 18.2% of the total number of shares then outstanding shares for which you will have made a cash investment of $375,000, or $0.01 per share. Our existing shareholders will own approximately 81.8% of the total number of shares then outstanding, for which they have made contributions of cash, totaling $30,000, or $0.0002 per share.

If 50% of the shares are sold:

Upon completion of this offering, in the event 50% of the shares are sold, the net tangible book value of the 175,190,858 shares to be outstanding will be $731,545, or approximately $0.0042 per share. The amount of dilution you will incur will be $0.0058 per share. The net tangible book value of the shares held by our existing shareholders will be increased by $0.0041 per share without any additional investment on their part. You will incur an immediate dilution from $0.01 per share to $0.0042 per share. After completion of this offering, if 75,000,000 shares are sold, you will own approximately 42.8% of the total number of shares then outstanding shares for which you will have made a cash investment of $750,000, or $0.01 per share. Our existing shareholders will own approximately 57.2% of the total number of shares then outstanding, for which they have made contributions of cash, of $30,000, or $0.0002 per share.

If all of the shares are sold:

Upon completion of this offering, in the event all of the shares are sold, the net tangible book value of the 250,690,858 shares to be outstanding will be $1,481,545, or approximately $ 0.0059 per share. The amount of dilution you will incur will be $ 0.0041 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $ 0.0059 per share without any additional investment on their part. You will incur an immediate dilution from $0.01 per share to $ 0.0059 per share. After completion of this offering, if 150,000,000 shares are sold, you will own approximately 60.0% of the total number of shares then outstanding shares for which you will have made a cash investment of $1,500,000, or $0.01 per share. Our existing shareholders will own approximately 40.0% of the total number of shares then outstanding, for which they have made contributions of cash, totaling $30,000, or $0.0002 per share.

The following table compares the differences of your investment in our shares with the investment of our existing stockholders.

Offering price per share	$0.01
Net tangible book value per share prior to offering	0.0001

Per share dilution if only 10% of offered shares are sold:
Net tangible book value after 10% of shares are sold	$0.0012
Increase in book value to existing shareholders	0.0011
Dilution to purchasers if only 10% of shares are sold	0.0088
Number of total shares outstanding after 10% offering	115,190,858
Percentage of the company owned by investors	13.0%

Per share dilution if only 25% of offered shares are sold:
Net tangible book value after 25% of shares are sold	$0.0026
Increase in book value to existing shareholders	0.0026
Dilution to purchasers if only 25% of shares are sold	0.0074
Number of total shares outstanding after 25% offering	137,690,858
Percentage of the company owned by investors	18.2%

Per shares dilution if only 50% of offered shares are sold:
Net tangible book value after 50% of shares are sold	$0.0042
Increase in book value to existing shareholders	0.0041
Dilution to purchasers if only 50% of shares are sold	0.0058
Number of total shares outstanding after 50% offering	175,190,858
Percentage of the company owned by investors	42.8%

Per share dilution if all offered shares are sold:
Net tangible book value after all shares are sold	$0.0059
Increase in book value to existing shareholders	0.0059
Dilution to purchasers if all shares are sold	0.0041
Number of total shares outstanding after 100% offering	250,190,858
Percentage of the company owned by investors	40.0%

USE OF PROCEEDS

The following table sets forth the use of the proceeds from this offering, depending on the percentage of the offering which is raised.

	10% of	25% of	50% of	100% of
	Offering	Offering	Offering	Offering
Total Proceeds	$150,000	$375,000	$750,000	$1,500,000
Less offering expenses(1)	20,000	20,000	20,000	20,000
Net proceeds	130,000	355,000	730,000	1,480,000

Use of Proceeds:

Marketing to potential programmers(2)	40,000	40,000	40,000	40,000
Marketing to potential customers(3)	70,000	70,000	70,000	200,000
Vessel acquisition, refit and mooring(4)		215,000	570,000	750,000
General and Administrative(5)	20,000	30,000	50,000	60,000
Working capital reserve(6)				430,000

Total Proceeds	$130,000	$355,000	$730,000	$1,480,000

(1)

Offering expenses include legal expenses of $8,000, blue sky filing fees of $2,000 and the remainder for auditing, printing and mailing costs and filing fees. No finders or sales commissions will be paid. The offering will be made by the officer and director without compensation.

(2)

Marketing costs to programmers will be effected through advertising in industry publications, print and online, in India and other selected countries.

(3)

We expect to hire 3-5 independent sales representatives in the Western US. Although we plan to compensate these representatives primarily on a commission basis, we plan to extend to them expense reimbursements and a small salary.

(4)

We expect that a vessel will cost from $300,000 to $500,000, depending on size and condition, and require the balance of the funds for any refit, transportation of the vessel to the coast of California, and for anchoring costs.

(5)

The estimate of $60,000 is expected to cover 18 months of operations. Management will receive only nominal compensation until revenues can be obtained.

(6)

Clients will be expected to fund the air travel for our programmers, but we expect some working capital requirements for provisioning (food, supplies and generator fuel) and would prefer a large reserve for any unknown repairs or expenses.

If we receive less than the maximum offering we will generally spend according to the priority of the milestones, as shown in the above table.

DIVIDEND POLICY

Code Navy has not paid any dividends on its common stock.  Code Navy currently intends to retain any earnings for use in its business, and therefore does not anticipate paying cash dividends in the foreseeable future.

PLAN OF OPERATION

Critical Accounting Policies and Estimates

Use of estimates. In preparing financial statements in conformity with accounting principles generally accepted in the United States of America, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the dates of the financial statements, as well as the reported amounts of revenues and expenses during the reporting periods. These accounts and estimates include, but are not limited to, the valuation of accounts receivable, inventories, deferred income taxes and the estimation on useful lives of property, plant and equipment. Actual results could differ from those estimates.

Plan of Operations

We had a loss from operations for the period ended June 30, 2014 of $21,705 including software and website development costs of $5,000 and general and administrative expenses of $16,705. This compares to general and administrative expenses of $11,750 for the nine months ended March 31, 2015, which was occupied primarily in preparing this offering.  We project we will continue to have losses from operations until such time as we have sales from operations.

We have established a series of milestones for our operating plan, as follows:

Date or

number of

Expected manner of

months after receipt

Occurrence or

of proceeds when

Event or Milestone

method of achievement

should be accomplished

1. Complete website

Programming and website

June 30, 2014

The website and the software for the programmer database were completed by June 30, 2014. We do not require any proceeds from this offering to complete this milestone.

2. Obtain database of qualified       Advertising on trade

December 31, 2015

 programmers

      publications

This stage will not involve the expenditure of a significant amount of cash (under $40,000). Programmers who are interested in becoming part of our database will complete information regarding their location and their qualifications such as the programming languages in which they are competent. We hope to have a minimum database of 5,000 programmers by December 31, 2015.

3.Market to customers

Sales representatives and trade

June  2016

shows

This milestone will require approximately $200,000, primarily in salaries of $140,000, marketing materials of $10,000, and trade show expenses of $50,000, and we expect to commence marketing efforts upon receiving proceeds from this offering. We intend to hire 3-5 outside sales persons and concentrate in the Western United States. Timing of these expenses will be (a) arrange for placement at industry trade shows; (b) hire one outside sales person to coordinate trade show placement and direct mailing; (c) prepare, print and mail our materials to potential customers; (d) place new media (internet etc) advertisements ( e) add additional sales representatives. We must obtain programming contracts for at least 30 programmers and for one year to commence business on the vessel.

4. Acquire and Refit Vessel

Locate, acquire and refit

Twelve

We intend to use commercial marine brokers to locate a suitable candidate for acquisition. Refit will be outsourced to marine tradesmen in a lower-cost jurisdiction such as Trinidad or Mexico. The acquisition, refit and anchoring phase is expected to require 3-6 months and the bulk of our cash requirements. Bearing in mind that not all vessels available are actively listed at any time, a search on the various websites listing vessels for sale refleects that there are many vessels available at this time.

Our operations have been limited to development of our business plan. If we cannot meet our timetable, we will not be able to obtain revenues. Delay in Milestones 2 and 3 would not seriously impact our liquidity, since we have minimal operating costs until such time as we have obtained contracts. Therefore, we have to be especially careful to acquire a vessel which does not require extensive refit for our intended use. We have cash on hand of $5,990 as of March 31, 2015, which we believe sufficient for our operating expenses until we commence marketing.

Notably, if we are unable to acquire and refit a  suitable vessel, our alternative operating plan will be to offer traditional offshore programming services utilizing our database of programmmers until such time as we are able to acquire a vessel and station programmers on that vessel.

There can be no assurance that our efforts to implement our business plan will be successful or that we will obtain revenues or profitability.

Information included in this report includes forward looking statements, which can be identified by the use of forward-looking terminology such as may, expect, anticipate, believe, estimate, or continue, or the negative thereof or other variations thereon or comparable terminology. The statements in "Risk Factors" and other statements and disclaimers in this report constitute cautionary statements identifying important factors, including risks and uncertainties, relating to the forward-looking statements that could cause actual results to differ materially from those reflected in the forward-looking statements.

 Our activities have mostly been devoted to seeking capital; seeking supply contracts and development of a business plan.  Our auditors have included an explanatory paragraph in their report on our financial statements, relating to the uncertainty of our business as a going concern, due to our lack of operating history or current revenues, its nature as a start up business, management's limited experience and limited funds.  We do not believe that conventional financing, such as bank loans, is available to us due to these factors.  We have no bank line of credit available to us.  Management believes that it will be able to raise the required funds for operations from one or more future offerings, in order to effect our business plan.

Our future operating results are subject to many facilities, including:

o     our success in entering into favorable business partnerships with pharmaceutical distributors;

o     the success of any joint marketing agreements;

o     our ability to obtain additional financing; and

o     other risks which we identify in future filings with the SEC.

Any or all of our forward looking statements in this prospectus and in any other public statements we make may turn out to be wrong. They can be affected by inaccurate assumptions we might make or by known or unknown risks and uncertainties. Consequently, no forward looking statement can be guaranteed. In addition, we undertake no responsibility to update any forward-looking statement to reflect events or circumstances which occur after the date of this prospectus.

Contractual Obligations and Off-Balance Sheet Arrangements

We do not have any contractual obligations or off balance sheet arrangements.

BUSINESS

Background

The Company was incorporated on June 9, 2014 under the laws of the state of Wyoming, and is the product of a holding company reorganization effected by Code Navy, a Nevada corporation. Code Navy (NV) was organized in March 2007 as Qele Resources, Inc. to explore mineral properties in Fiji. That business did not result in any revenues. Subsequently Code Navy (NV) changed its name to Brand Neue Corp. and then to Culture Media Holdings Corp., and was engaged in the business of developing and marketing consumer products through a number of subsidiaries. That business appeared to have ceased sometime in calendar 2012, and the Company had minimal operations until it acquired its current business and underwent a holding company reorganization in June, 2014. More information regarding the prior business operations and the holding company reorganization is set forth below under the caption "The Reorganization."

The Company reincorporated in Wyoming and ceased to have any interest in the assets or liabilities of Code Navy (NV) in connection with a holding company reorganization under Oklahoma law.  As a result of the holding company reorganization, Code Navy NV changed its name to Culture Medium Holdings Corp., became a wholly-owned Oklahoma subsidiary of the Company and was disposed of to a non-affiliated third party, and the former Code Navy NV shareholders became shareholders of the Company. As of June 30, 2014 and March 31, 2015, and giving effect to the holding company reorganization, there were approximately 100,190,858 shares of Common Stock outstanding.

Our Business

Code Navy is currently developing a database of certified offshore (non-US) programmers, in order to locate and refer qualified programmers to US customers. Potential programmers will add their information to our database by logging into our website, www.codenavy.com, and entering their information and credentials. As soon as our database has at least 5,000 programmers (at this time we have only a nominal number of programmers), we intend to solicit offshore programming contracts for 20-100 programmers and after obtaining contracts, purchase a mini-cruise ship or other vessel, which would be anchored off the coast of California and outside the 12-mile territorial limit of the United States. The intent is that our future customers will agree to house their offshore programmers aboard the vessel, upon which the programmers will provide their services without the need to obtain HB-1 or other visas to the United States. At the same time, our customers can easily visit their contract personnel and monitor their work progress.

Offshore programming services could include mobile app development, web design and website management, and other customized software programming. We have no customers at this time. Our plan is to enter into contractual arrangements with (primarily) US-based businesses which wish to obtain offshore programming services.

We intend to (but have not commenced to) market our services primarily through 3-5 salaried and commission-based sales representatives to be hired in the Western United States.

Our website is www.codenavy.com. We are not soliciting investors via our web site.

There can be no assurance that our efforts to implement our business plan will be successful or that we will obtain revenues or profitability.

Offshore Programming Industry.

Code Navy intends to operate in the offshore programming industry. According to the UN Information Economy Report 2012:

Spending on computer software and services amounted to $1.2 trillion in 2011.

The industry shows solid annual growth with a slight downturn in 2009.

The US, EU and Japan are the top importers of software services, with the BRIC countries being the top 10 exporters.

The largest exporter is Ireland (home of low tax affiliates of major software companies) followed by India.

Social networks, cloud computing, and mobile applications are the growth areas in offshore programming at the  present time

Dollar value of  Indian software exports grew from $23.7 billion in 2005/2006 to $57.6 billion in 2010/2011

We expect to concentrate marketing on mobile applications, as we believe that it will continue to grow in the next 4-5 years.

The offshore programming market is highly fragmented, with no dominant players, and low barriers to entry. But established providers are likely to be larger, better financed, and many have established markets and market relationships. We believe our competitive advantage will be convenience to the US and customers.

Business Progress

Programming of our website and programmer database commenced in January, 2014 and is completed as of June 30, 2014. We believe that six to nine months will be required to obtain a critical mass of qualified programmers (5000+) and intend to commence marketing of our programmers by the end of calendar 2015. We must obtain contracts to employ at least 20 programmers for at least one year prior to purchasing and refitting a mini-cruise ship to house our programmers. The purchase and refit will require 3-6 months, therefore, as soon as this offering is complete we intend to commence inspection of potential vessels.  Refitting primarily will involve cosmetic upgrades and mechanical upgrades to the support system (electrical, plumbing) as well as wiring and furnishing for programming functionality.

Management intends to market our programming services to medium size software companies, primarily in the Western United States. We plan to hire 3-5 marketing and sales representatives in California, Washington, Nevada and Utah to market our services. In addition, we plan to attend trade shows.

We have no sales contracts at this time

We do not have any orders for our products and we have no backlog.

We currently have only one employee, Ms. Semenova. We intend to hire 1 person in administration and 3-5 in sales and marketing upon conclusion of this offering. All of these employee estimates are assuming a full time basis. We have no firm plans on incentive or benefit plans but we intend to offer a stock option plan. We believe these employee levels will be sufficient for the next 12 months. In addition, the programming for our website was outsourced to a non-affiliated provider in Crimea. The current political conflict in Crimea had no impact on that provider nor do we expect there to be future impacts should we utilize this provider again.

The Company does not anticipate that its software programming services will operate within the territorial limits of the United States of America, and does not believe its activities will be subject to US law. The crew members of the vessel will be subject to the laws of the country in which the vessel is flagged. We likely will register the vessel under a flag of convenience (Panama, Liberia etc.) Although laws related to seamen vary from jurisdiction to jurisdiction, generally speaking jurisdictions have adopted the Maritime Labor Convention, 2006, which regulations working conditions for crew members. We do not believe these regulatory standards will have a material effect on our operations.

Since the programmers will not be “crew” under the Maritime Labor Convention, 2006, we believe that no laws or regulations will govern their employment.

Properties

We do not own any property. We lease a minimal amount of office space in a modern building in Irvine, California  with conference room meeting privileges. We intent to purchase a mini-cruise ship at a cost of $500,000 to $750,000 including refit and anchoring off the coast of Southern California. At such time as the vessel is acquired, we will move our executive offices to the vessel, but until that time we believe the current office space will be sufficient.

A mini cruise ship for purposes of this disclosure is a vessel designed as a cruise ship with a passenger capacity of under 200 persons. Small cruise vessels cannot compete economically for business except for limited applications such as European river cruises; these vessels are currently obsolete and have little commercial value and we believe we can acquire and refit a vessel for the estimated price. A refit would include minor cosmetic updates, such as carpeting and painting; updating of safety equipment’ any necessary repairs to the electrical and plumbing systems of the vessel; updating the generator capacity; installation of a reverse osmosis water plant; and installation of high speed internet, likely based on WIMAX obtained by a tower on shore.

Legal Proceedings

Code Navy is not a party to any material pending legal proceeding. However, on December 9, 2010, the British Columbia Securities Commission (“BCSC”) issued a cease trade order with the respect to the common stock of Code Navy’s predecessor company, Brand Neue Corp. (Order 2010 BCSECOMM 671)  (the “Order”). As a result, until the Order is revoked, our common stock cannot be traded in the province of British Columbia.  The Order was imposed after Brand Neue Corp. effected a private placement in British Columbia and subsequently failed to file copies of its reports filed on EDGAR on Canada’s SEDAR system. Code Navy applied for a revocation of the Order in 2014 pursuant to National Policy 12-202, Revocation of a Compliance-Related  Cease Trade Order, offering to file all reports stated to be delinquent in the Order. However, the BCSC requires that in order to revoke the Order, Code Navy must file three years of audited financial statements. Since Code Navy did not exist prior to 2014, and the financial statements of Brand Neue Corp. are unavailable to it. Code Navy must wait until it completes three years of operations before it can reapply for revocation of the Order.

MANAGEMENT

Directors and Executive Officers

The sole member of the Board of Directors of Code Navy serves until the next annual meeting of stockholders, or until he successors have been elected.  The officer serves at the pleasure of the Board of Directors.  The following is the director and executive officer of Code Navy.

Tamara Semenova, age 33, has been officer and director since June 2014. From July 2003 to November 2013, Ms. Semenova was Director of Marketing for Turtess Travel LLC, in Kiev Ukraine. Ms. Semenova was responsible for all marketing activities for Turtess.  During this time period, Turtess Travel grew to become one of the largest marketers of international vacations to consumers in Ukraine; Turtess was acquired in November 2013 by Cyprus company Togebi Holdings. Since June 2013, she has been owner of TUI franchising in Kiev. TUI Leisure Travel is Germany’s largest travel agency franchisor and part of one of Europe’s largest travel groups and Ms. Semenova is responsible for franchising in Ukraine. She is expected to devote approximately half time to the Company’s business until no less than 20% of the offering is successfully completed, at which time her time commitment will increase to 80%.

Executive Compensation

Ms. Semenova is not receiving any regular compensation, cash or otherwise, for her services until such times as revenues are forthcoming. She is the sole director.  There is no option or non-cash compensation plan at this time.  No amounts are paid or payable to directors for acting as such. In the year ended June 30, 2014, Code Navy had one board of directors meeting. No Board committees have been established. Due to the small size of Code Navy’s operations, the entire Board of Directors functions as the audit committee; Ms. Semenova is not a “financial expert” as defined in Regulation S-K 407. We have no independent director.

The following table sets forth the compensation of the Company's sole executive officer for the year ended June 30, 2014.

SUMMARY COMPENSATION TABLE
Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)	Option Awards ($) (f)	NonEquity Incentive Plan Compensation ($) (g)	Nonqualified Deferred Compensation Earnings ($) (h)	All Other Compensation ($) (i)	Total ($) (j)
Tamara Semenova CEO and CFO	2014	800 0	0 0	0 0	0 0	0 0	0 0	0 0	800 0

PRINCIPAL SHAREHOLDERS

The following table sets forth information relating to the beneficial ownership of Company common stock as of the date of this prospectus by (i) each person known by Code Navy to be the beneficial owner of more than 5% of the outstanding shares of common stock (ii) each of Code Navy' directors and executive officers, and (iii) the Percentage After Offering assumes the sale of all shares offered.  Unless otherwise noted below, Code Navy believes that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.  For purposes hereof, a person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the date hereof upon the exercise of warrants or options or the conversion of convertible securities.  Each beneficial owner's percentage ownership is determined by assuming that any warrants, options or convertible securities that are held by such person (but not those held by any other person) and which are exercisable within 60 days from the date hereof, have been exercised.

Percentage

Percentage

Name

Common Stock

Before Offering

After Offering

Tamara Semenova(1)

100,000,000

99.9%

40.0%

All officers and

directors as a group

(1 person)

100,000,000

99.9%

40.0%

(1)

Address is c/o the Company.

PLAN OF DISTRIBUTION

 Code Navy is making this offering on a no minimum, straight best efforts basis. No escrow account will be established. Purchasers will be required to complete a subscription agreement and pay the purchase price in cash directly to Code Navy. Code Navy is making this offering on a self underwritten basis and does not intend to enter into any arrangements with any other person regarding sales of these securities. The offering price of $.01 per share has been determined arbitrarily and without any reference to book value, trading price of the common stock, projected earnings or any other recognized measure of value.

The Company believes that its officer, Ms. Semenova is not required to register as a broker or sales agent because she will comply with Securities Exchange Act Rule 3a4-1, in that: (a) she is not subject to a statutory disqualification as defined in Exchange Act 3(a)(39); (b) she will not be compensated by the payment of commissions or other remuneration based directly or indirectly on transactions in securities; (c) she is not an associated person of a broker dealer; (d) she performs, and intends to perform after the close of the offering,, substantial duties as president, chief financial officer and director, other than transactions in securities; (e ) she has not been associated with any broker-dealer for the past 12 months; and (f) she has not participated in any other offering for the preceding 12 months.   Ms. Semenova or her affiliates may, but have made no commitment to, purchase shares in this offering. Such shares will be “restricted securities” and resales of those shares will be subject to Rule 144.

Code Navy will bear all costs of the offering in registering the shares estimated to not exceed $20,000.  Code Navy will use its best efforts to update the registration statement and maintain its effectiveness for one year.

CERTAIN TRANSACTIONS

The officer and director contributed $5,000 in software development cost in exchange for her 100 million shares of common stock. In September 2014, she contributed $30,000 in cash to the Company for no additional shares or consideration.

Murray Polischuk and Alexander Eliashevsky were the former control persons of Culture Medium Holdings Corp., the Nevada corporation which initiated the holding company reorganization described below under the caption "The Reorganization." Mr. Eliashevsky was appointed as a director of Culture Medium Holdings Corp. from May 2010, and subsequently became its Chief Executive Officer. Murray Polischuk became a director and the Chief Financial Officer of that entity at some time after 2011. Both resigned their positions in February 2014, and at that time Mr. Eliashevsky received 73,000 shares of common stock and Mr. Polischuk received 79,000 shares of common stock, both in full settlement of any amounts owed to them. Messrs. Eilashevsky and Polischuk have no involvement with Code Navy. Under Securities Act Rule 405, these persons may be deemed to be "promoters" of Code Navy.

THE REORGANIZATION

The Company was incorporated on June 9, 2014 under the laws of the state of Wyoming, and is the product of a holding company reorganization effected by Code Navy, a Nevada corporation. Code Navy (NV) was organized in March 2007 as Qele Resources, Inc. to explore mineral properties in Fiji. That business did not result in any revenues. Subsequently Code Navy (NV) changed its name to Brand Neue Corp. and then to Culture Media Holdings Corp., and was engaged in the business of developing and marketing consumer products through a number of subsidiaries. That business appeared to have been significant, resulting in sales of $977,133 and a net loss of $2,467,858 as reported in the annual report on Form 10-K for the year ended March 31, 2011. According to Code Navy (NV)’s filings on EDGAR, there was a series of disputes between current and former management and Code Navy (NV) terminated operations sometime in late 2011 or 2012.  Code Navy (NV) was dormant until management acquired control in March 2014, at which point it was viewed as a “public shell.”  Prior management elected Ms. Semenova as sole officer and director on March 4, 2014. On that date, Ms. Semenova transferred all of the assets of the programming business to Code Navy (NV), but that transaction was rescinded on June 9, 2014 due to undisclosed liabilities of Code Navy (NV). Upon incorporation of the Company on June 9, 2014 as a second-tier subsidiary of Code Navy (NV), Ms. Semenova transferred all of the programming enterprise’s assets to the Company and Code Navy (NV) issued  100 million shares of common stock to management in exchange for the Code Navy business plan. (All share numbers give effect to a 1-for-2000 reverse stock split occured on February 13, 2015.)

The Company reincorporated in Wyoming and ceased to have any interest in the assets or liabilities of Code Navy (NV) in connection with a holding company reorganization under Oklahoma law.  As a result of the holding company reorganization, Code Navy NV changed its name to Culture Medium Holdings Corp., became a wholly-owned Oklahoma subsidiary of the Company and was disposed of to a non-affiliated third party, and the former Code Navy NV shareholders became shareholders of the Company on a one-for-one basis. As of June 30, 2014 and March 31, 2015, and giving effect to the holding company reorganization, there were approximately 100,190,858 shares of Common Stock outstanding. As is the case in all holding company reorganizations, the assets and liabilities of the former Nevada operating company, Code Navy (NV)  remain with the Oklahoma  subsidiary, in which the Company holds no interest. The following charts illustrate the reorganization. In each stage of the reorganization, the shareholders received shares on a one-for-one basis. Specifically, when Code Navy NV merged into its Oklahoma subsidiary Culture Medium Holdings Corp., each of the holders of the 100,190,858 outstanding shares of Code Navy NV received one new share of Culture Medium Holdings Corp. (Oklahoma) common stock. When Culture Medium Holdings Corp. (Oklahoma) merged into Culture Medium Special Merger Corporation, each of the holders of the 100,190,858 outstanding shares of Culture Medium Holding Corp. (Oklahoma) received in exchange one new share of Code Navy (Oklahoma) for each one share held in Culture Medium Holding Corp. (Oklahoma). When Code Navy (Oklahoma) merged into Code Navy (Wyoming), each of the holders of the 100,190,858 outstanding shares of Code Navy (Oklahoma) common stock received one new share of Code Navy (Wyoming) in exchange for each one share held by them in Code Navy (Oklahoma).

STAGE 1 -- INITIAL STRUCTURE AND REINCORPORATION INTO OKLAHOMA

Code Navy (Nevada), 100,190,858 shares outstanding-historical operating company-merges INTO its wholly-owned Oklahoma corporation, Culture Medium Holdings Corp.

Culture Medium Holdings Corp. (Oklahoma)

Code Navy, Inc. (Oklahoma)

Culture Medium Special Merger Corporation (Oklahoma)

Code Navy (Wyoming)

STAGE 2 -- OKLAHOMA HOLDING COMPANY REORGANIZATION

Culture Medium Holdings Corp. (Oklahoma)—merges into its second-tier subsidiary, Culture Medium Special Merger Corporation

Code Navy, Inc. (Oklahoma)

Culture Medium Special Merger Corporation (Oklahoma)- as part of the holding company reorganization, changes its name to Culture Medium Holdings Corp.

Code Navy (Wyoming)

STAGE3 – REINCORPORATION IN WYOMING AND DISPOSITION OF FORMER OPERATING SUBSIDIARY

Code Navy, Inc. (Oklahoma) –merges into its Wyoming subsidiary and thereby reincorporates in Wyoming

Culture Medium Holdings Corp. (Oklahoma) – formerly Culture Medium Special Merger Corporation—succeeds to all of the assets and liabilities of the original operating company-this company is sold to third party

Code Navy (Wyoming)

RESULT OF REORGANIZATION

Code Navy, a Wyoming corporation, remains as the sole corporate entity

DESCRIPTION OF SECURITIES

Common Stock

Code Navy's Articles of Incorporation authorize the issuance of an unlimited number of shares of common stock, no par value per share, of which 100,190,858 shares were outstanding as of  March 31, 2015.    Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders.  Holders of common stock have no cumulative voting rights.  Holders of shares of common stock are entitled to share ratably in dividends, if any, as may be declared, from time to time by the Board of Directors in its discretion, from funds legally available therefore.  In the event of a liquidation, dissolution or winding up of Code Navy, the holders of shares of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities and the liquidation preference to holders of Preferred Stock.  Holders of common stock have no preemptive rights to purchase Code Navy's common stock.  There are no conversion rights or redemption or sinking fund provisions with respect to the common stock.

Meetings of stockholders may be called by the board of directors, the chairman of the board, the president, or by one or more holders entitled to cast in the aggregate not less than 20% of the votes at the meeting.  Holders of a majority of the shares outstanding and entitled to vote at the meeting must be present, in person or by proxy, for a quorum to be present to enable the conduct of business at the meeting.

Preferred Stock

Code Navy's Articles of Incorporation authorizes the issuance of an unlimited number of shares of preferred stock, no par value, of which no shares of Preferred Stock are outstanding.

Code Navy's Board of Directors has authority, without action by the shareholders, to issue all or any portion of the authorized but unissued preferred stock in one or more series and to determine the voting rights, preferences as to dividends and liquidation, conversion rights, and other rights of such series.  Code Navy considers it desirable to have preferred stock available to provide increased flexibility in structuring possible future acquisitions and financings and in meeting corporate needs which may arise.  If opportunities arise that would make desirable the issuance of preferred stock through either public offering or private placements, the provisions for preferred stock in Code Navy's Articles of Incorporation would avoid the possible delay and expense of a shareholder's meeting, except as may be required by law or regulatory authorities.  Issuance of the preferred stock could result, however, in a series of securities outstanding that will have certain preferences with respect to dividends and liquidation over the common stock which would result in dilution of the income per share and net book value of the common stock.  Issuance of additional common stock pursuant to any conversion right which may be attached to the terms of any series of preferred stock may also result in dilution of the net income per share and the net book value of the common stock.  The specific terms of any series of preferred stock will depend primarily on market conditions, terms of a proposed acquisition or financing, and other factors existing at the time of issuance.  Therefore, it is not possible at this time to determine in what respect a particular series of preferred stock will be superior to Code Navy's common stock or any other series of preferred stock which Code Navy may issue.  The Board of Directors may issue additional preferred stock in future financings, but has no current plans to do so at this time.

The issuance of Preferred Stock could have the effect of making it more difficult for a third party to acquire a majority of the outstanding voting stock of Code Navy.

Code Navy intends to furnish holders of its common stock annual reports containing audited financial statements and to make public quarterly reports containing unaudited financial information.

Transfer Agent

The transfer agent for the common stock is Empire Stock Transfer, Las Vegas, Nevada.

INTEREST OF NAMED EXPERTS AND COUNSEL

The legality of the Shares offered hereby will be passed upon for Code Navy by Jehu Hand, an attorney admitted to practice in the State of California.

EXPERTS

The audited financial statements of Code Navy included in this Prospectus as of June 30, 2014 have been audited by Yu Certified Public Accountant, P.C., independent certified public accountants, to the extent and for the periods set forth in their report thereon and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

INDEMNIFICATION

Code Navy has adopted provisions in its articles of incorporation and bylaws that limit the liability of its directors and provide for indemnification of its directors and officers to the full extent permitted under the Wyoming Business Corporation Act.  Under Code Navy's articles of incorporation, and as permitted under the Wyoming Business Corporation Act, directors are not liable to Code Navy or its stockholders for monetary damages arising from a breach of their fiduciary duty of care as directors.  Such provisions do not, however, relieve liability for breach of a director's duty of loyalty to Code Navy or its stockholders, liability for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, liability for transactions in which the director derived as improper personal benefit or liability for the payment of a dividend in violation of Wyoming law.  Further, the provisions do not relieve a director's liability for violation of, or otherwise relieve Code Navy or its directors from the necessity of complying with, federal or state securities laws or affect the availability of equitable remedies such as injunctive relief or recision.

At present, there is no pending litigation or proceeding involving a director, officer, employee or agent of Code Navy where indemnification will be required or permitted.  Code Navy is not aware of any threatened litigation or proceeding that may result in a claim for indemnification by any director or officer.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of Code Navy pursuant to the foregoing provisions, or otherwise, Code Navy has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by Code Navy of expenses incurred or paid by a director, officer or controlling person of Code Navy in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Code Navy will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

CODE NAVY

FINANCIAL STATEMENTS INDEX

Report of Independent Registered Public Accounting Firm

Balance Sheets as of March 31, 2015 (unaudited) and June 30, 2014

Statements of Operations for the period June 9, 2014 (inception) to June 30, 2014, and for the three and nine months ended March 31, 2015 (unaudited)

Statements of Changes in Stockholder’s Equity (Deficit) for the period June 9, 2014 (inception)  to June 30, 2014 and the nine months ended March 31, 2015 (unaudited)

Statements of Cash Flows for the for the period June 9, 2014 (inception) to June 30, 2014, and for the nine months ended March 31, 2015 (unaudited)

Notes to Financial Statements

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Audit Committee of the

Board of Directors and Shareholders of

Code Navy

We have audited the accompanying balance sheet of Code Navy (the “Company”) as of June 30, 2014, and the related statements of income, changes in stockholders’ equity and cash flows for the period June 9, 2014 (Inception) to June 30, 2014.  These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (Untied States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Code Navy as of June 30, 2014  and the results of its operations and its cash flows for the period June 9, 2014 (Inception) to June 30, 2014 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that Code Navy will continue as a going concern. As discussed in Note 2 to the  financial statements, the Company has suffered a net loss for the period June 9, 2014 (Inception) to June 30, 2014, and has negative working capital and a stockholders’ deficit at June 30, 2014.  These conditions raise substantial doubt about the Company’s ability to continue as a going concern.  Management’s plans in regard to these matters are also described in Note 2 to the financial statements.  The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Yu Certified Public Accountant, P.C.

New York, New York

December 11, 2014

Certified Public Accountants

136-20 38TH AVENUE, Suite 10i (F), Flushing NY 11354

Tel: 347-618-9237, 718-813-2130

Email: Info@ywlcpa.com

CODE NAVY
Balance Sheets

	March 31,	June 30,
	2015	2014
	(unaudited)
ASSETS

Current Assets
Cash and cash equivalents	5,990	$--
Total Current Assets	--	--
Total Assets	$5,990	$--

LIABILTITIES AND STOCKHOLDERS' (DEFICIT) EQUITY

Current Liabilities
Accounts payable	$3,445	$16,705
Total Current Liabilities	3,445	16,705

Total Liabilities	3,445	16,705

Stockholders' equity (deficit)
Preferred stock, no par value, unlimited
shares authorized; no shares issued and
Outstanding

Common stock, no par value, unlimited shares
authorized; 100,190,858 shares issued
and outstanding	35,000	5,000
Accumulated deficit	(33,455)	(21,705)

Total stockholders' equity (deficit)	1,545	(16,705)

Total Liabilities and Stockholders' Equity (Deficit)	$5,990	$--

See accompanying Notes to Financial Statements.

CODE NAVY
Statements of Operations

	For the Nine	For the Three	For the Period
	Months Ended	Months Ended	June 9, 2014
	March 31,	March 31,	(Inception) to
	2015	2015	June 30, 2014
	(unaudited)	(unaudited)
REVENUE	$--	$--	$--

EXPENSES
Research and development	--	--	5,000
General and Administrative	11,750	5,102	16,705
Loss from operations	(11,750)	(5,102)	(21,705)

NET LOSS	$(11,750)	$(5,102)	$(21,705)

LOSS PER COMMON SHARE - BASIC	$(0.01)	$(0.01)	$(0.01)

Basic weighted average shares outstanding	100,190,858	100,190,858	100,190,858

See accompanying Notes to Financial Statements.

CODE NAVY
Statement of Changes in Stockholders' Equity (Deficit)
For the Period June 9, 2014 (Inception) to June 30, 2014 and the Unaudited Nine Months Ended March 31, 2015

		Common Stock		Accumulated
	Shares		Amount	Deficit	Total

Balances, June 9, 2014	--		$--	$--	$--

Issuance of Shares for prepaid expenses
of $5,000	100,000,000		5,000	--	5,000
Acquisition of public shell in reverse merger	190,858		--	--	--

Net Loss	--		--	(21,705)	(21,705)

Balances, June 30, 2014	100,190,858		5,000	(21,705)	(16,705)

Contribution to capital			30,000	--	30,000
Net Loss for the nine months ended
March 31, 2015 (unaudited)	--		--	(11,750)	(11,750)

Balances, March 31, 2015	100,190,858		$35,000	$(33,455)	$1,545

CODE NAVY
Statements of Cash Flows

	For the Nine	For the Period
	Months Ended	June 9, 2014
	March 31,	(Inception) to
	2015	June 30, 2014
	(unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES

Net loss	$(11,750)	$(21,705)

Adjustments to reconcile net loss to
net cash used in operating activities:
Increase/(decrease) in accounts payable	(12,260)	16,705
Research & development asset depreciation	--	5,000

Net cash provided (used) by operating activities	(24,010)	--

CASH FLOWS FROM FINANCING ACTIVITIES

Contributions to capital	30,000	--

Net cash provided (used) by financing activities	30,000	--

Net increase (decrease) in cash	5,990	--
Cash, at beginning of period	--	--
Cash, at end of period	$5,990	$--

Supplemental disclosure of Cash Flow Information:
Cash paid during the period for:
Interest	$--	$--
Income taxes	$--	$--
Issuance of 100,000,000 shares of common stock for business plan valued at $5,000
	$--	$--

See accompanying Notes to Financial Statements

CODE NAVY

NOTES TO  FINANCIAL STATEMENTS

FOR THE PERIOD INCEPTION (JUNE 9, 2014) TO JUNE 30, 2014

 AND THE UNAUDITED THREE AND NINE MONTHS ENDED MARCH 31, 2015

NOTE 1 – NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

The Company

Code Navy, a Wyoming corporation (the "Company") was incorporated on June 9, 2014 and is the result of a holding company reorganization effected under Oklahoma law by Code Navy, a Nevada corporation formerly known as Culture Medium Holdings Corp. (“Code Navy NV”). On June 9, 2014, when the Company was a second-tier subsidiary of Code Navy NV,  the Company obtained the rights to its current business plan in exchange for 100,000,000 Code Navy NV shares. mmediately prior to the issuance of the 100,000,000 shares, Code Navy NV had 190,858 shares outstanding.  As a result of the holding company reorganization, Code Navy NV changed its name to Culture Medium Holdings Corp., became a wholly-owned Oklahoma subsidiary of the Company and was disposed of to a non-affiliated third party, and the former Code Navy NV shareholders became shareholders of the Company. As of June 30, 2014, and giving effect to the holding company reorganization, there were approximately 100,190,858 shares of Common Stock outstanding.  The transaction was accounted for as a reverse merger (recapitalization) with the acquired business plan deemed to be the accounting acquirer and the Company deemed to be the legal acquirer.  The financial statements presented herein are those of the accounting acquirer.

The Company is engaged in the business of developing a database of offshore programmers and intends to offer programming services in an offshore floating vessel.

Basis of Presentation of Unaudited Financial Information

The unaudited financial statements of the Company for the three and nine months ended March 31, 2015 have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) but they do not include all the information and footnotes required by GAAP for complete financial statements.  However, such information reflects all adjustments (consisting solely of normal recurring adjustments), which are, in the opinion of management, necessary for the fair presentation of the Company’s financial position and results of operations. Results shown for interim periods are not necessarily indicative of the results to be obtained for a full fiscal year.

Summary of Significant Accounting Policies

Revenue Recognition

The Company recognizes sales in accordance with the United States Securities and Exchange Commission (“SEC”) Staff Accounting Bulletin (“SAB”) No. 104, “Revenue Recognition”. The Company recognizes revenue when the following fundamental criteria are met: (i) persuasive evidence of an arrangement exists, (ii) delivery has occurred or services have been rendered, (iii) the price to the customer is fixed or determinable and (iv) collection of the resulting receivable is reasonably assured. Revenue is not recognized until title and risk of loss is transferred to the customer, which generally occurs upon delivery of goods, and objective evidence exists that customer acceptance provisions have been met.

Income tax

We are subject to income taxes in the U.S.  Significant judgment is required in evaluating our uncertain tax positions and determining our provision for income taxes. In accordance with FASB ASC Topic 740, “Income Taxes,” we provide for the recognition of deferred tax assets if realization of such assets is more likely than not.

Estimates

The preparation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the dates of the consolidated financial statements and the reported amounts of net sales and expenses during the reported periods.  Actual results may differ from those estimates and such differences may be material to the financial statements.  The more significant estimates and assumptions by management include among others, the fair value of shares of common stock issued for services. The current economic environment has increased the degree of uncertainty inherent in these estimates and assumptions.

Fair Value Measurements

Fair value measurements are determined using authoritative guidance issued by the FASB, with the exception of the application of the guidance to non-recurring, non-financial assets and liabilities as permitted. Fair value is defined in the authoritative guidance as the price that would be received to sell an asset or paid to transfer a liability in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants at the measurement date. A fair value hierarchy was established, which prioritizes the inputs used in measuring fair value into three broad levels as follows:

Level 1—Quoted prices in active markets for identical assets or liabilities.

Level 2—Inputs, other than the quoted prices in active markets, are observable either directly or indirectly.

Level 3—Unobservable inputs based on the Company's assumptions.

The Company is required to use observable market data if available without undue cost and effort.

The Company’s financial instruments include cash and cash equivalents, accounts payable, and accrued expenses. Management has estimated that the carrying amounts approximate their fair value due to the short-term nature.

Loss Per Share

Basic loss per share has been computed using the weighted average number of common shares outstanding and issuable during the period. Diluted loss per share is computed based on the weighted average number of common shares and all common equivalent shares outstanding during the period in which they are dilutive. Common equivalent shares consist of shares issuable upon the exercise of stock options, warrants or other convertible securities such as convertible notes.  As of June 30, 2014 and March 31, 2015, the weighted average common shares outstanding totaled 100,190,858.  There were no potentially dilutive shares as of any period presented.

Stock-Based Compensation

The Company periodically issues stock instruments, including shares of its common stock, stock options, and warrants to purchase shares of its common stock to employees and non-employees in non-capital raising transactions for services and for financing costs. The Company accounts for stock option awards issued and vesting to employees in accordance with authorization guidance of the FASB whereas the value of stock-based compensation is measured at the grant date, based on the fair value of the award, and is recognized as expense over the requisite service period. Options to purchase shares of the Company’s common stock vest and expire according to the terms established at the grant date.

The Company accounts for stock options and warrant grants issued and vesting to non-employees in accordance with the authoritative guidance of the FASB whereas the value of the stock compensation is based upon the measurement date as determined at either (a) the date at which a performance commitment is reached, or (b) at the date at which the necessary performance to earn the equity instruments is complete.

Advertising costs

Advertising costs of $0 were incurred from June 9, 2014 (inception) to June 30, 2014 and in the nine months ended March 31, 2015

Recent Accounting Pronouncements

On May 28, 2014, the FASB issued Accounting Standards Update No. 2014-09 (ASU 2014-09), Revenue from Contracts with Customers.  ASU 2014-09 will eliminate transaction- and industry-specific revenue recognition guidance under current U.S. GAAP and replace it with a principle based approach for determining revenue recognition.  ASU 2014-09 will require that companies recognize revenue based on the value of transferred goods or services as they occur in the contract.  The ASU also will require additional disclosure about the nature, amount, timing and uncertainty of revenue and cash flows arising from customer contracts, including significant judgments and changes in judgments and assets recognized from costs incurred to obtain or fulfill a contract.  ASU 2014-09 is effective for reporting periods beginning after December 15, 2016, and early adoption is not permitted.  Entities can transition to the standard either retrospectively or as a cumulative-effect adjustment as of the date of adoption.  Management is currently assessing the impact the adoption of ASU 2014-09 and has not determined the effect of the standard on our ongoing financial reporting.

In April 2014, the FASB issued Accounting Standards Update No. 2014-08 (ASU 2014-08), Presentation of Financial Statements (Topic 205) and Property, Plant and Equipment (Topic 360).   ASU 2014-08 amends the requirements for reporting discontinued operations and requires additional disclosures about discontinued operations.  Under the new guidance, only disposals representing a strategic shift in operations or that have a major effect on the Company's operations and financial results should be presented as discontinued operations.  This new accounting guidance is effective for annual periods beginning after December 15, 2014.  The Company is currently evaluating the impact of adopting ASU 2014-08 on the Company's results of operations or financial condition.

On August 27, 2014, the FASB issued ASU 2014-15, Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern, which provides guidance on determining when and how to disclose going-concern uncertainties in the financial statements. The new standard requires management to perform interim and annual assessments of an entity’s ability to continue as a going concern within one year of the date the financial statements are issued.  An entity must provide certain disclosures if conditions or events raise substantial doubt about the entity’s ability to continue as a going concern.  The ASU applies to all entities and is effective for annual periods ending after December 15, 2016, and interim periods thereafter, with early adoption permitted.

Other recent accounting pronouncements issued by the FASB, including its Emerging Issues Task Force, the American Institute of Certified Public Accountants, and the Securities and Exchange Commission did not or is not believed by management to have a material impact on the Company's present or future consolidated financial statements.

NOTE 2 - GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles in the United States of America, which contemplate continuation of the Company as a going concern.  However, the Company is still in development stage and has not yet been successful in establishing profitable operations. The Company incurred a net loss of $21,705 for the period June 9, 2014 (inception) to June 30, 2014, and a net loss of $11,750 for the nine months ended March 31, 2015, and the Company's liabilities exceed its assets by $16,705 as of June 30, 2014.  The Company has not generated any revenues to date.  These factors create substantial doubt about the Company's ability to continue as a going concern.  As a result, the Company’s independent registered public accounting firm has raised substantial doubt about the Company’s ability to continue as a going concern.  The  financial statements do not include any adjustments that might be necessary if  the  Company  is  unable  to  continue  as  a  going  concern.

The Company's management plans to continue as a going concern revolves around its ability to achieve, as well as raise necessary capital to pay ongoing general and administrative expenses of the Company.  The ability of the Company to continue as a going concern is dependent on securing additional sources of capital and the success of the Company's plan.  There is no assurance that the Company will be successful in raising the additional capital or in achieving profitable operations.

NOTE 3  - STOCKHOLDERS’ DEFICIT

The Company has authorized an unlimited number of shares of common stock, no par value, of which 100,190,858 shares are outstanding, and an unlimited number of shares of preferred stock, no par value. The preferred stock may be issued with such rights, preferences and designation and to be issued in such series as determined by the Board of Directors. No shares of preferred stock are issued and outstanding at June 30, 2014 or March 31, 2015.

No dealer, salesman or other person is authorized to give any information or to make any representations not contained in this Prospectus in connection with the offer made hereby, and, if given or made, such information or representations must not be relied upon as having been authorized by Code Navy. We are responsible for the information contained in this prospectus and in any free-writing prospectus we prepare or authorize. We have not authorized anyone to provide you with different information, and we take no responsibility for any other information others may give you. This Prospectus does not constitute an offer to sell or a solicitation to an offer to buy the securities offered hereby to any person in any state or other jurisdiction in which such offer or solicitation would be unlawful.  Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information contained herein is correct as of any time subsequent to the date hereof.

TABLE OF CONTENTS

Page

Prospectus Summary

2

Risk Factors

3

Trading Price of the Common Stock

6

Additional Information

6

Dilution

7

Use of Proceeds

9

Dividend Policy

10

Plan of Operation

10

Business

12

Management

15

Principal Shareholders

16

Plan of Distribution

16

Certain Transactions

17

The Reorganization

17

Description of Securities

19

Interest of Named Experts and Counsel

20

Experts

20

Indemnification

20

Financial Statements

21

CODE NAVY

150,000,000 SHARES

PROSPECTUS

June __, 2015

Until (insert date), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

CODE NAVY

PART II

Item 24.

Indemnification of Directors and Officers.

Code Navy has adopted provisions in its articles of incorporation and bylaws that limit the liability of its directors and provide for indemnification of its directors and officers to the full extent permitted under the Wyoming  Business Corporation Act.  Under Code Navy's articles of incorporation, and as permitted under the Wyoming Business Corporation Act, directors are not liable to Code Navy or its stockholders for monetary damages arising from a breach of their fiduciary duty of care as directors.  Such provisions do not, however, relieve liability for breach of a director's duty of loyalty to Code Navy or its stockholders, liability for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, liability for transactions in which the director derived as improper personal benefit or liability for the payment of a dividend in violation of  Wyoming law.  Further, the provisions do not relieve a director's liability for violation of, or otherwise relieve Code Navy or its directors from the necessity of complying with, federal or state securities laws or affect the availability of equitable remedies such as injunctive relief or recision.

At present, there is no pending litigation or proceeding involving a director, officer, employee or agent of Code Navy where indemnification will be required or permitted.  Code Navy is not aware of any threatened litigation or proceeding that may result in a claim for indemnification by any director or officer.

Item 25.

Other Expenses of Issuance and Distribution. (all to be paid by Code Navy)

Filing fee under the Securities Act of 1933(1)

$

174.30

Blue Sky filing fees

$

2,000.00

Printing and engraving(1)

$

3,000.00

Legal Fees

$

8,000.00

Auditing Fees(1)

$

3,000.00

Miscellaneous(1)

$

3,825.70

TOTAL

$

20,000.00

(1)

Estimates

Item 26.

Recent Sales of Unregistered Securities.

The Company’s predecessor, Code Navy, a Nevada corporation (“Code Navy NV”) issued 100,000,000 shares of common stock on March 3, 2014 to Tamara Semenova  for contribution of business plan and development expenses of $5,000. On February 19, 2014, Code Navy NV issued 152,000 shares of common stock to Alexander Eliashevsky and Murray Polichuk, two former officers and directors, in lieu of $304,000 in accrued salary. No underwriter was involved in these issuances. The transactions by Code Navy NV were exempt under section 4(2) of the Securities Act of 1933 as one not involving any public solicitation or public offering, and was also exempt under Section 4(6) as an offering solely to accredited investors not involving any public solicitation or public offering. Ms. Semenova and the former directors are considered to be accredited persons based on their status as directors and executive officers of Code Navy NV. Code Navy NV rescinded the issuance of the 100,000,000 shares to Ms. Semenova on June 9, 2014, and the Company reissued such 100,000,000 shares to Ms. Semenova in exchange for the transfer of the assets to Code Navy, a Wyoming corporation.  On effectiveness of the holding company reorganization on June 30, 2014, the Company issued 190,858 shares to the former shareholders of Code Navy NV in a transaction exempt from registration because it did not involve any offer or sale, pursuant to Securities Act Rule 145.

Item 27.

Exhibits and Financial Schedules

3.

Certificate of Incorporation and Bylaws

3.1.

Articles of Incorporation(1)

3.2

Bylaws(1)

5.

Opinion of Hand & Hand as to legality of securities being registered.(1)

21.

Subsidiaries of the registrant – Not applicable

23.

Consents of Experts and Counsel

23.1

Consent of  accountant (2).

23.2

Consent of Hand & Hand included in Exhibit 5 hereto

All other Exhibits called for by Rule 601 of Regulation S-B are not applicable to this filing.

(b) Financial Statement Schedules

All schedules are omitted because they are not applicable or because the required information is included in the financial statements or notes thereto.

(1)

Filed with original registration statement.

(2)

Filed herewith.

Item 28.

Undertakings.

(a)

The undersigned registrant hereby undertakes:

(1)

To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i)

To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events which, individually or together represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Section 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)

For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities as at that time to be the initial bona fide offering thereof.

(3)

File a post effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(5) (ii) For the purpose of determining liability under the Securities Act to any purchaser: Each prospectus filed pursuant to Rule 424(b) under the Securities Act as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A ( 230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(h)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel that matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(6)

The undersigned registrant hereby undertakes that it will:

(1)

For purposes of determining any liability under the Securities Act that the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be a part of this registration statement as of the time the Commission declared it effective.

(2)

For the purpose of determining any liability under the Securities Act, that each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Irvine, California on June 4, 2015.

CODE NAVY

By:

/s/ Tamara Semenova

Tamara Semenova (principal executive officer)

         and Chief Financial Officer

In accordance with the requirements of the Securities Act of 1933, this Amendment No. 5 to Registration Statement has been signed by the following persons in the capacities indicated on June 4, 2015.

By:/s/ Tamara Semenova

President and Chief Financial Officer

Tamara Semenova

(principal executive, financial and             accounting officer)